EXHIBIT 5

                        [Letterhead of Baker & McKenzie]


                                                July 21, 2004


         HQ Sustainable Maritime Industries, Inc.
         Wall Street Center
         14 Wall Street, 20th Floor
         New York, New York 10005


Ladies and Gentlemen:

         We have acted as securities counsel for HQ Sustainable Maritime Industries, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 19,721,367 shares (the "Shares") of common stock of the Company, $0.001 par value per share (the "Common Stock"), and 6,080,000 warrant shares (the "Warrant Shares").

         We have reviewed executed copies of the following:

              (i) Certificate of Incorporation and Bylaws of the Company, together with amendments thereto;

              (ii) Stock Purchase Agreement, dated April 21, 2004 (the "Purchase Agreement"), between Process Equipment, Inc. and Barron Partners LP, Smithson Ventures Money Purchase Pension Plan, Pershing LLC as Custodian, IRA FBO John P. O'Shea, Pershing LLC as Custodian, SEP FBO Daniel Luskind, Pershing LLC as Custodian, John B. Marsala, Henry S. Krauss, RES Limited, Frank L. Kramer, Northern Valley Partners, LLC, and Joseph A. Smith (collectively, the "Investors");

              (iii) forms of Class C and D common stock purchase warrants issuable by the Company in favor of each of the Investors, substantially in the form of Exhibit A to the Purchase Agreement, as well as original warrants executed by the Company in favor of each of the Investor receiving the same (such executed warrants, together, the "Warrants");

              (iv) Stock Purchase Agreement, dated April 20, 2004, between Process Equipment, Inc. and Altay Gokbilgin (the "Gokbilgin Agreement");

              (v) Stock Purchase Agreement, dated April 21, 2004, between Process Equipment, Inc. and Du Rui (the "Rui Agreement");

              (vi) Stock Purchase Agreement, dated April 23, 2004, between Process Equipment, Inc. and Wei-Yao Kao (the "Kao Agreement", and together with the Purchase Agreement, the Gokbilgin Agreement, the Rui Agreement, and the Kao Agreement, the "Private Placement Agreements");

              (vii) Resolutions of the board of directors of the Company authorizing the execution, delivery and performance by the Company of the Warrants and the Private Placement Agreements, and the performance by the Company of the transactions contemplated thereby;


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              (viii) such other  documents,  certificates  and instruments to be executed and delivered in connection with the Private Placement Agreements and the issuance of Shares pursuant thereby and authorizing the transactions relating thereto; and

              (ix) we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

         Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable.

2. The Warrant Shares which may be issued from time to time upon the exercise of the Warrants have been duly and validly authorized and, upon payment of the exercise price in accordance with the terms and conditions of the applicable Warrants, and assuming no change in the applicable law or facts, will be validly issued, fully paid and non-assessable.

         The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including all applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws), and the federal laws of the United States of America.

         This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

                                                     Very truly yours,

                                                     /s/ Baker & McKenzie

                                                     BAKER & McKENZIE